FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES FOURTH
CHARLESTON FACILITY FOR APPROXIMATELY $6.6 MILLION

SSTI's South Carolina Portfolio Totals 13 Properties and Approximately 7,000 Units

CHARLESTON, S.C. - July 12, 2013 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT investing in self storage - has purchased an approximately 97,000 square foot, 630-unit self-storage facility located at 8550 Rivers Avenue in North Charleston, S.C. for approximately $6.6 million. This is SSTI's fourth Charleston self-storage acquisition, which brings the total number of units owned by SSTI in Charleston to approximately 2,000 units. Currently named Admiral Self Storage, this property will be re-branded under the SmartStop® Self Storage trade name.

Developed in 1974 as a retail property, then converted to self storage in 1999, the two-building self-storage facility offers two RV canopies, surveillance cameras, climate-controlled units, keypad entry and an office for onsite management.

"This 10-acre Charleston site includes an expansion opportunity, which consists of additional RV/boat parking along with additional drive-up self storage," said H. Michael Schwartz, chairman and CEO of SSTI.

SSTI currently owns 12 additional self-storage facilities in South Carolina:

  2343 Savannah Highway in Charleston (330 units)
  1533 Ashley River Road in Charleston (430 units)
  1951 Maybank Hwy. in Charleston (575 units)
  1904 Highway 17 N. in Mt. Pleasant (590 units)
  1117 Bowman Road in Mt. Pleasant (390 units)
  1108 Stockade Lane in Mt. Pleasant (1,370 units)
  1201 Laurens Road in Greenville (470 units)
  120 Northpoint Drive in Lexington (585 units)
  890 St Peters Church Road in Lexington (245 units)
  298 Red Cedar Street in Bluffton (655 units)
  3015 Ricks Industrial Park Drive in Myrtle Beach (480 units)
  512 Percival Road in Columbia (485 units)

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage non-traded REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. Since the launch of SSTI in 2008, the company's portfolio of wholly-owned properties has expanded to include 111 properties in 17 states and Canada that are being branded as SmartStop® Self Storage. The portfolio includes approximately 70,000 self-storage units and 9.3 million rentable square feet of storage space. For more information about SSTI, please call 949-469-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

Media Contacts:

Vanessa Showalter
Media Strategist
Anton Communications
949-748-0542
vshowalter@antonpr.com
www.antonpr.com

Genevieve Anton
Principal
Anton Communications
714-544-6503
ganton@antonpr.com
www.antonpr.com